SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

     [ ]    Preliminary Proxy Statement
     [ ]    Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
     [ ]    Definitive Proxy Statement
     [x]    Definitive Additional Materials
     [ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             FIRST FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     [x]   No Fee Required
     [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.
           1)  Title of each class of securities to which transaction applies:
           2)  Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4)  Proposed maximum aggregate value of transaction:

           5)  Total fee paid:

      [ ]  Fee paid previously with preliminary materials.
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           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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           ..............................................................
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           4)  Date Filed:



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                             FIRST FINANCIAL CORP.
                             180 Washington Street
                         Providence, Rhode Island 02903


                                                     February 28, 2002

Dear Fellow Shareholder:

     On behalf of your board of directors, I am writing to express our continued excitement with our pending merger with Washington Trust Bancorp. By now, you should have received our proxy materials seeking your vote to approve our transaction with Washington Trust. Your immediate attention to this proposal is very important, and I urge you to take advantage of your right to vote. Because the approval of 70% of all outstanding shares of our common stock is necessary to approve our merger, your vote is essential.

     We will hold a special meeting of our shareholders to vote on the merger on Wednesday, March 6, 2002 at 10:00 a.m. local time at The Westin Hotel, One West Exchange Street Providence, Rhode Island 02903. I look forward to seeing many of you there at the meeting.

     In the merger, you will receive $16.00 in cash, without interest, and between 0.842 and 0.941 shares of Washington Trust common stock in exchange for each share of your First Financial common stock, as more fully described in the proxy materials previously mailed to you.

     ACCORDING TO OUR LATEST RECORDS, YOUR VOTING INSTRUCTIONS HAVE NOT BEEN RECEIVED. PLEASE VOTE TODAY USING THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR VOTES ARE COUNTED.

     UNLESS YOU SPECIFICALLY RETURN YOUR VOTE INSTRUCTION, YOUR SHARES CANNOT BE VOTED. IF YOU FAIL TO VOTE OR ABSTAIN FROM VOTING, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL.

     If you have any questions about the proposals, you may contact me at (401) 421-3600, or you may call Morrow & Co., Inc. our proxy solicitor, toll free at
(800) 654-2468.

                                Very truly yours,

                                /s/Patrick J. Shanahan, Jr.

                                Patrick J. Shanahan, Jr.
                                Chairman, President and Chief Executive Officer